EXHIBIT 16.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

January 23, 2014

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Re: Affordable Green Homes International, Inc.

SEC File No. 333-133765

On November 30, 2013 my appointment as auditor for Affordable Green Homes International ceased. I have read Affordable Green Home International, Inc.’s statements included under Item 4.01 of its Form 8-K dated November 30, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant